UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2012

TECUMSEH PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Oak Valley Drive Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 585-9500

(not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Performance Awards

On March 2, 2012, our Compensation Committee recommended, and our Board of Directors approved, granting Performance Awards under our Long-Term Incentive Cash Award Plan to our executive officers to provide their 2012 cash incentives. Our Compensation Committee designates our employees eligible to receive Performance Awards under our Long-Term Incentive Cash Award Plan, which for 2012, includes our three current executive officers, James J. Connor, Michael A. Noelke and Janice E. Stipp who received such Performance Awards effective March 2, 2012.

To make our annual cash incentive reflect our performance during the year, the actual amount of the cash payment under the Performance Awards for 2012 with respect to 75% of our target annual cash incentives will be determined based on our adjusted return on total capital (“Adjusted ROC”) compared to our target Adjusted ROC. The other 25% of our target annual cash incentives will be determined by our Compensation Committee in the exercise of its sole discretion based on its subjective evaluation of the participating employee’s individual and our corporate performance during 2012.

Adjusted ROC is our 2012 income or loss from continuing operations before taxes divided by total capital. Income or loss from continuing operations before taxes is our income (loss) from continuing operations before taxes, excluding (1) expense related to award agreements under the Long-Term Incentive Cash Award Plan, (2) non-recurring income and expenses, at the discretion of the Compensation Committee, (3) gains and losses on fixed asset disposals, (4) foreign exchange adjustments that are plus or minus 25% or more of the budgeted exchange rate, at the discretion of the Compensation Committee, and (5) settlement related to antitrust litigation, excluding legal fees incurred in connection with antitrust matters.

Total capital means the sum of (1) (a) the average of the amounts shown on our balance sheets at December 31, 2011, March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012 as long-term debt, minus (b) the average of the amounts shown as cash and cash equivalents on our balance sheets at December 31, 2011, March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, excluding foreign exchange adjustments that are plus or minus 25% or more of the budgeted exchange rate, at the discretion of the Compensation Committee, plus (2) the average of the amounts shown as shareholders’ equity on our balance sheets at December 31, 2011, March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012.

For 2012, the Compensation Committee has established a target incentive for each participating employee under each Performance Award, expressed as a percentage of his or her salary. We use a target incentive approach because it is a formal, goals-oriented method of determining incentives that is responsive to changing internal and external business conditions from year to year.

The actual award amount that is based on Adjusted ROC (75% of the target award amount) will vary based on a percentage equal to the actual Adjusted ROC divided by the target Adjusted ROC. If actual Adjusted ROC is less than 80% of target Adjusted ROC, the actual award amount that is based on Adjusted ROC and the payments under this portion of the Performance Award will be zero. Reaching 80% of the target Adjusted ROC would require a significant improvement over 2011 actual Adjusted ROC. If actual Adjusted ROC is 80% or more of target Adjusted ROC, the actual award amount that is based on Adjusted ROC will be 50% of this portion of the target incentive, plus 2.5% of this portion of the target incentive for each full 1% that the percentage of actual Adjusted ROC divided by target Adjusted ROC exceeds 80%, up to a maximum of 150% of the portion of the target incentive that is based on Adjusted ROC if such percentage is 120% or more. If actual Adjusted ROC is equal to target Adjusted ROC, the actual award amount that is based on Adjusted ROC is 75% of the target incentive.

Of the actual award amount, 75% will be realized based on the above formula and Adjusted ROC, and between 0% and 25% of the target incentive may be realized, as determined by the Compensation Committee in the exercise of its sole discretion, on the date between January 1, 2013 and March 1, 2013 that the Compensation Committee determines actual Adjusted ROC for 2012 (the “Determination Date”). The committee has discretion to include all, none or any portion of the discretionary portion of the award for 2012. The committee intends to exercise this discretion based on its subjective evaluation of the participating employee’s and our corporate performance during 2012. The following table illustrates the potential award amounts as a percentage of the target incentive for the threshold, target and maximum Adjusted ROC compared to target Adjusted ROC:

Adjusted ROC	Adjusted ROC Percent	Maximum Discretionary Percent	Maximum Total Percent
Threshold (80%)	37.50%	25.00%	62.50%
Target	75.00%	25.00%	100.00%
Maximum (120%)	112.50%	25.00%	137.50%

The Adjusted ROC portion of the individual payment will equal (1) the participant’s salary, (2) multiplied by the participant’s target incentive percentage, (3) multiplied by 75% weighting, (4) multiplied by a percentage roughly between 50.00% and 150.00% based on the actual Adjusted ROC compared to the target Adjusted ROC.

The discretionary portion of the individual payment will equal (1) the participant’s salary, (2) multiplied by the participant’s target incentive percentage, (3) multiplied by a percentage between 0% and 25%, determined by the Compensation Committee in its discretion depending on a subjective individual and corporate performance evaluation conducted after the end of the year by the Compensation Committee for the Chief Executive Officer and by the Chief Executive Officer for other participating employees and based on the executive’s key responsibilities, specific improvement objectives, and leadership competencies and achieving corporate goals.

The 2012 target incentive percentages for Performance Awards for our current executive officers are:

Executive Officer	Target Incentive
James J. Connor	80% of salary
Michael A. Noelke	80% of salary
Janice E. Stipp	65% of salary

Ms. Stipp’s target incentive is increased for 2012 to match the target incentive for our Chief Financial Officer in 2011.

Phantom Shares

In addition, on March 2, 2012 the Compensation Committee awarded performance phantom shares to the same three current executive officers under our Long-Term Incentive Cash Award Plan. To make our equity incentives reflect our performance during the year, the actual amount of the phantom shares awarded for 2012 with respect to 75% of our target phantom share awards will also be determined based on our Adjusted ROC compared to our target Adjusted ROC. The other 25% of our target phantom share awards will be determined by our Compensation Committee in the exercise of its sole discretion based on its subjective evaluation of the participating employee’s individual and our corporate performance during 2012.

For 2012, the Compensation Committee has established a target incentive for each participating employee under each performance phantom share award, expressed as a percentage of his or her salary. The actual award amount that is based on Adjusted ROC (75% of the target award amount) will vary based on the percentage of the actual Adjusted ROC divided by the target Adjusted ROC in the same manner as the Performance Awards are adjusted as described above.

Of the actual award amount, 75% will be realized based on the above formula and Adjusted ROC, and between 0% and 25% of the target incentive may be realized, as determined by the Compensation Committee in the exercise of its sole discretion, on the Determination Date in the same manner as the Performance Awards described above.

The 2012 target incentive percentages for phantom share awards for our current executive officers are:

Executive Officer	Target Incentive
James J. Connor	120% of salary
Michael A. Noelke	120% of salary
Janice E. Stipp	97.5% of salary

Ms. Stipp’s target incentive is increased for 2012 to match the target incentive for our Chief Financial Officer in 2011.

The phantom shares will vest in equal one-third installments on the Determination Date, December 31, 2013 and December 31, 2014. Payment of the first vested installment will be made between January 1, 2013 and March 15, 2013, but no earlier than the determination date. Payment of the second and third vested installment will be made between January 1 and March 15 of the year after the vesting date.

The above awards were made pursuant to Award Agreements for Phantom Shares and Cash Performance Awards, a form of which is attached as Exhibit 99.1 to this report and is incorporated in this Item 5.02 by reference. The description of these awards in this Item 5.02 is qualified in its entirety by reference to the attached Award Agreements for Phantom Shares and Cash Performance Awards, which you should read.

Item 9.01	Financial Statements and Exhibits.

The following exhibits\ is filed with this report:

Exhibit No.	Description

99.1	Form of Award Agreement (Phantom Shares and Cash Performance Award) under Long-Term Incentive Cash Award Plan (management contract or compensatory plan or arrangement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY

Date: March 8, 2012	By	/s/ James J. Connor
James J. Connor, President, Chief Executive Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Award Agreement (Phantom Shares and Cash Performance Award) under Long-Term Incentive Cash Award Plan (management contract or compensatory plan or arrangement)

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